EXHIBIT 1





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                                                                  EXECUTION COPY

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                           ORIENT-EXPRESS HOTELS LTD.

                               (a Bermuda company)

                         8,611,565 Class A Common Shares

                             UNDERWRITING AGREEMENT


















Dated: November 17, 2005



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                           Orient-Express Hotels Ltd.
                                a Bermuda company

                         8,611,565 Class A Common Shares
                              (Par Value $.01 Each)


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               November 17, 2005

Citigroup Global Markets Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Scotia Capital (USA) Inc.
as the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

     Orient-Express Hotels Ltd., a Bermuda company (the "Company"), and Sea Containers Ltd., a Bermuda company (the "Selling Shareholder"), confirm their respective agreements with Citigroup Global Markets Inc. ("Citigroup"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Scotia Capital (USA) Inc. ("Scotia Capital") (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the sale by the Selling Shareholder of 8,611,565 class A common shares, par value $.01 each, of the Company ("Class A Shares"), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Class A Shares set forth in Schedule A hereto, and (B) the grant by the Selling Shareholder to the Underwriters, acting severally and not jointly, of the option described in paragraph 2(b) hereof to purchase all or any part of 1,291,735 additional Class A Shares to cover overallotments, if any. The aforesaid 8,611,565 Class A Shares (the "Initial Shares") to be purchased by the Underwriters, and all or any part of the 1,291,735 Class A Shares subject to the option described in paragraph 2(b) hereof (the "Option Shares"), are hereinafter called, collectively, the "Shares". Each Class A Share includes a right (a "Right") to purchase, under certain circumstances, one one-hundredth of a series A junior participating preferred share of the Company (a "Preferred Share"), subject to adjustment. The Rights are provided for in a Rights

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Agreement  dated as of June 1, 2000,  between the Company  and  EquiServe  Trust
Company N.A. (successor to Fleet National Bank), as rights agent (the "Rights Agreement").

     The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem it to be advisable after this Agreement has been executed and delivered.

     The Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-102576) and a post-effective amendment no. 1 thereto (together with the exhibits thereto and the documents incorporated by reference therein, the "Registration Statement"), relating to the offer and sale of the Shares from time to time by the Selling Shareholder in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement includes a basic prospectus referred to below that, as supplemented from time to time, will be used in connection with offerings of Shares. As provided in
Section 3(b), a prospectus supplement reflecting the terms of the public offering of the Shares and the other matters set forth therein has been prepared and will be filed together with the basic prospectus referred to below pursuant to Rule 424(b) ("Rule 424(b)") under the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424(b), is herein referred to as the "Prospectus Supplement"). The basic prospectus dated October 28, 2005 relating to the offer and sale of the Shares from time to time by the Selling Shareholder under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus," except that, if such basic prospectus is amended on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424(b), the term "Prospectus" shall refer to such basic prospectus as so amended and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424(b). The term "Preliminary Prospectus" means the preliminary prospectus supplement dated November 9, 2005, specifically relating to the offer and sale of the Shares provided for in this Agreement, together with the basic prospectus dated October 28, 2005 and including the documents filed by the Company with the Commission pursuant to the Exchange Act that are incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, or the Preliminary Prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such Preliminary Prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are

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included in a document which is  incorporated  by reference in the  Registration
Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and
all   references  in  this   Agreement  to  amendments  or  supplements  to  the
Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.


     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. The Company meets the registrant requirements for the use of Form S-3 to register under the 1933 Act the offer and sale of the Shares by the Selling Shareholder as described in the Prospectus. The Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for supplemental information has been complied with.

          At the respective times when the Registration Statement and any post-effective amendments thereto became effective or will become effective and as of the date of this Agreement, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), does not and will not include an untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection (a)(i) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the Furnished Information, as provided in paragraph 6(a) of this Agreement.

          The Preliminary Prospectus and the basic prospectus filed as part of the Registration Statement as originally filed, or as part of any amendment thereto, or filed pursuant to Rule 424(b), and, if applicable, Rule 430A under the 1933 Act Regulations ("Rule 430A"), complied when so filed in all material respects with the 1933 Act Regulations, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantively identical to the electronically transmitted copies thereof filed with the Commission by means of EDGAR, except to the extent permitted by Regulation S-T.

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          The descriptions in the  Registration  Statement and the Prospectus of
     contracts and other legal documents, statutes, and legal and governmental proceedings are accurate summaries in all material respects.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, as of the date of the Prospectus and at the Closing Time (and if any Option Shares are purchased, at the Date of Delivery), does not and will not contain an untrue statement of a material fact and did not omit or will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Independent Accountants. To the knowledge of the Company, Deloitte & Touche LLP, the accountants who certified and reported on the financial statements and supporting schedule included in or incorporated by reference into the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the rules of the Commission.

          (iv) Financial Statements. The consolidated financial statements of the Company and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement and the Prospectus, together with the related schedule and notes, present fairly the financial position and results of operations of the Company and its subsidiaries on a consolidated basis at the respective dates, or for the respective periods, to which they apply; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the respective periods involved, and in compliance with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission, and the supporting financial statement schedule or schedules included or incorporated by reference in the Registration Statement, when considered in relation to the basic consolidated financial statements taken as a whole, presents or present fairly in all material respects the information required to be stated therein. Any summary consolidated financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

          (v) No Material Adverse Change in BusinessSubsequent to December 31, 2004, or except as otherwise disclosed in the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) there have been no transactions entered into by the Company or

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     any of its  subsidiaries,  other  than  those  in the  ordinary  course  of
     business,   which  are  material  with  respect  to  the  Company  and  its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares, other than regular quarterly dividends in the amount of $.025 per Class A Share and per Class B Share (as hereinafter defined).

          (vi) Good Standing of the Company and its Subsidiaries. The Company and the subsidiaries of the Company have been duly organized and are validly existing as companies or corporations, as the case may be, in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own, lease and operate their respective properties and conduct the Company's business on a consolidated basis as described in the Prospectus; and the Company has full power and authority (corporate and other) to enter into and perform its obligations under this Agreement; and the Company and the subsidiaries of the Company are in compliance with all laws requiring their qualification to do business as foreign corporations, and are in good standing, in all jurisdictions in which they respectively own or lease properties of a nature, or transact business of a type, that would require such qualification, except where the failure to comply with such laws would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

          (vii) Authorization and Validity of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except that (a) the validity of the indemnification and contribution provisions of Sections 6 and 7 of this Agreement may be limited by public policy considerations, and (b) the validity of Section 16 of this Agreement may be limited by the public policy of the State of New York, and may be subject to the discretion of the United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. Section 1404(a) and/or New York CPLR Section 510, respectively.

          (viii) Authorization of Rights Agreement. The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company, and the Rights attached to the Shares were validly issued when the Shares to which they are attached were issued; and the Preferred Shares issuable upon exercise of the Rights have been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

          (ix) Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Selling Shareholder have been duly authorized by the Company and have been validly issued to the Selling Shareholder and are fully paid and non-assessable; and the descriptions of the Class A Shares and the Rights in the Prospectus are materially accurate and complete summaries of the rights in the instruments defining the same.

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          (x)  Capitalization.  The authorized,  issued and outstanding  capital shares of the Company are as set forth in the Prospectus in the first paragraph under the caption "Description of the Common Shares" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus).

          All of the outstanding capital shares of the Company and the subsidiaries of the Company, including the Shares to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable, and the Company, directly or through subsidiaries, owns all the outstanding capital shares of its subsidiaries, free and clear of all material security interests, liens, encumbrances, claims and equities, except that approximately 3.0% of the equity in Companhia Hoteis Palace, approximately 4.5% of the equity in Societe de la Cite S.A., approximately 25% of the equity in Miraflores Ventures Ltd. and Plan Costa Maya S.A. de C.V., and 6.5% of the equity in Europe Hotel LLC are not owned by the Company or its subsidiaries; no holder of the outstanding capital shares of the Company is or will be subject to personal liability with respect to the debts or obligations of the Company solely by reason of being such a holder; and none of the outstanding capital shares of the Company was issued in violation of the preemptive rights of any shareholder of the Company.

          (xi) New York Stock Exchange Listing. The Class A Shares (including the Shares) and the Rights are listed on the New York Stock Exchange.

          (xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bye-laws or other constituent documents, or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, loan or credit agreement, note, lease, indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound or subject except for such defaults, if any, that individually or in the aggregate would not have a Material Adverse Effect; and

               (A) the execution and delivery by the Company of this Agreement;

               (B) the performance by the Company of its obligations under this Agreement and its compliance with such obligations;

               (C) the sale and delivery by the Selling Shareholder of the Shares, the Rights, and, upon exercise of the Rights, the Preferred Shares; and

               (D) the consummation of the other transactions contemplated in this Agreement,

          (I) have each been duly authorized by all necessary corporate action on the part of the Company, (II) do not and will not, whether with or without the giving of notice, the passage of time, or both, conflict with or result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default under, do not and will not result in a change of control with respect to the Company under, or (III) will not result in the creation or imposition of any tax, lien, charge or encumbrance upon, any property or

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          assets of the Company or any subsidiary of the Company under:  (x) any indenture,  mortgage, deed of trust, loan agreement or other agreement
          or   instrument   to  which  the  Company  or  any  of  the  Company's
          subsidiaries is a party or by which any of them is bound or to which any of their properties may be subject, except for such breaches, violations, defaults, liens and charges or encumbrances that would not have a Material Adverse Effect; or (y) the charter or bye-laws or other constituent documents of the Company or any of the Company's subsidiaries; or (z) any statute, rule or regulation, or any decree, judgment or order of any United States domestic ("domestic") or foreign court or governmental agency or body having jurisdiction over the Company or any of the Company's subsidiaries, or over their respective properties, except for such breaches, violations, defaults, liens, charges or encumbrances, if any, that would not have a Material Adverse Effect.

          (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign (other than as disclosed in the Prospectus), now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which action, suit or proceeding is required to be disclosed in or incorporated by reference into the Registration Statement or might result in a Material Adverse Change, or might materially and adversely affect the sale of the Shares pursuant to this Agreement; and all pending or threatened legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject and which are not described in or incorporated by reference into the Registration Statement or otherwise publicly disclosed prior to the date of this Agreement, including ordinary routine litigation incidental to their businesses, are, considered in the aggregate, not material to the Company and its subsidiaries considered as one enterprise.

          (xiv) Documents. There are no contracts or documents which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the rules of the Commission, or are required to be described in the Prospectus, which have not been so filed or incorporated by reference or described.

          (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.



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          (xvi)  Absence  of  Further   Requirements.   No  consent,   approval,
     authorization or order of, or registration, qualification or filing of or with, any court or governmental agency or body (domestic or foreign) is required for the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated by the this Agreement or otherwise in connection with the valid sale and delivery by the Selling Shareholder of the Shares and the Rights except:

          (a) such as shall have been obtained or made under the 1933 Act or the 1933 Act Regulations,

          (b) such as have been obtained from the Bermuda Monetary Authority (if any), and

          (c) such as may be required under state securities laws in connection with the purchase and distribution of the Shares and the Rights by the Underwriters.

          (xvii) Possession of Licenses and Permits. Except as disclosed in the Registration Statement or the Prospectus, or except as would not individually or in the aggregate have a Material Adverse Effect, each of the Company and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (xviii) Title to Property. Each of the Company and its subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are otherwise referred to in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries considered as one enterprise. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any subsidiary holds properties, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xix) Investment Company Act. The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (xx) Environmental Laws. Except as disclosed in the Prospectus or except as would not individually or in the aggregate have a Material Adverse Effect, (A) the

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     Company  and  its  subsidiaries  are  in  compliance  with  all  applicable
     Environmental Laws, (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of its subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or its subsidiaries. "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, and "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand
     letters,   claims,   liens,   notices  of   noncompliance   or   violation,
     investigations or proceedings relating in any way to any Environmental Law.

          (xxi) Registration Rights. There are no contracts, agreements or understandings between the Company and any person other than the Selling Shareholder granting such person the right to require the Company to include in the Registration Statement any securities (debt or equity) of the Company owned or to be owned by such person.

          (xxii) Disclosure Controls and Procedures; Internal Control over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act), and internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act), as described in Item 9A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The Company's system of internal accounting controls is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There have been no changes in the Company's internal control over financial reporting since December 31, 2004, that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

          (xxiii) Compliance with Sarbanes-Oxley Act of 2002. The Company and its officers and directors are in compliance with applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon their effectiveness.

          (xxiv) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (xxv) Taxes. The Company and its subsidiaries have filed all necessary U.S. federal, state and foreign income tax returns and have paid all taxes shown by such returns which are due and payable, and any related or similar assessment, fine or penalty levied against any of them, except in each case as may be being contested in good faith and by appropriate proceedings. The Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements described in the Registration Statement and Prospectus in respect of all U.S. federal, state and foreign income taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

     (b) Officer's Certificate. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered pursuant to the terms of this Agreement to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     (c) Representations and Warranties by the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter as of the date hereof and as of the Closing Time and each Date of Delivery (if any) referred to in
Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) Good Standing of the Selling Shareholder. (A) The Selling Shareholder has been duly organized and is validly existing as a company in good standing under the laws of Bermuda; (B) the Selling Shareholder is in compliance with all laws requiring its qualification to do business as a foreign corporation, and is in good standing, in all jurisdictions in which the Selling Shareholder owns or leases properties of a nature, or transacts business of a type, that would require such qualification, except where the failure to comply with such laws would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Selling Shareholder and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business (a "Selling Shareholder Material Adverse Effect"); and (C) the Selling Shareholder is not in violation of its charter or bye-laws or other constituent documents.

          (ii) Accurate Disclosure. To the best knowledge of the Selling Shareholder, the representations and warranties of the Company contained in
     Section 1(a) hereof are true and correct; and the appropriate members of management of the Selling Shareholder have reviewed and are familiar with the Registration Statement and the Prospectus and, to their best knowledge, neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any amendment in any such amendment or supplement will be issued and at the Closing Time, will include any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Selling Shareholder is not prompted to sell the Shares to be sold by the Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

          (iii) Authorization of Agreements. The Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Shares hereunder. Each of the following actions:

               (A) the execution and delivery by the Selling Shareholder of this Agreement;

               (B) the performance by the Selling Shareholder of its obligations under this Agreement and its compliance with such obligations;

               (C) the sale and delivery by the Selling Shareholder of the Shares and the Rights attached to the Shares; and

               (D) the consummation of the other transactions contemplated in this Agreement,

     have been duly authorized by all necessary corporate action on the part of the Selling Shareholder and do not and will not, whether with or without the giving of notice, the passage of time, or both, conflict with or constitute a breach of or a default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or which is specifically binding on it or to which any of the Selling Shareholder's property or assets is subject (except for such conflicts, breaches, or defaults or liens, charges or encumbrances that would not result in a Selling Shareholder Material Adverse Effect), (c) will not result in any violation of the provisions of the charter, bye-laws or other constituent documents of the Selling Shareholder, and (d) will not result in any violation of any applicable, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, within or without the United States, having jurisdiction over the Selling Shareholder or any of its properties.

          (iv) Direct Holder of Shares; Title to Shares. The Selling Shareholder has, and at the Closing Time will have, full right, power and authority to hold, sell, transfer and deliver the Shares pursuant to this Agreement or a valid security entitlement in respect of such Shares, free and clear of any lien, charge or encumbrance (including free and clear of any lien, charge or encumbrance that Citibank International plc and/or its affiliates may have held with respect to the Shares pursuant to the certain security agreement dated as of December 22, 2003, as amended).

          (v) Delivery of Shares. Upon payment of the purchase price for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC") (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such other nominee), registration of such Shares in the name of Cede or such other nominee of DTC (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such other nominee), and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any "adverse claim", within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC"), to such Shares), (A) DTC shall be a "protected purchaser", within the meaning of Section 8-303 of the UCC, of such Shares and will acquire its interest in the Shares (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of
     Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any adverse claim to such Shares may successfully be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its memorandum of association, bye-laws and applicable law, (y) DTC will be registered as a "clearing corporation", within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

          (vi) Absence of Manipulation. The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to result in, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (vii) Absence of Further Requirements. No consent, approval, authorization or order of, or registration, qualification or filing of or with, any court or governmental agency or body (domestic or foreign) is required for the performance by the Selling Shareholder of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement or otherwise in connection with the valid sale and delivery by the Selling Shareholder of the Shares except:

          (a) such as have been or shall have been obtained or made under the 1933 Act or the 1933 Act Regulations,

          (b) such as have been obtained from the Bermuda Monetary Authority (if any), and

          (c) such as may be required under state securities laws in connection with the purchase and distribution of the Shares and the Rights by the Underwriters.

          (viii) No Association with NASD. Neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(dd) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

     (d) Officer's Certificates. Any certificate signed by any officer of the Selling Shareholder and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Initial Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholder, at the price per share set forth in Schedule B, the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as Citigroup in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,291,735 Option Shares, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by Citigroup to the Selling Shareholder setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by Citigroup, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as Citigroup in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of the Shares for, the Initial Shares shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, 10022, or at such other place as shall be agreed upon by the Underwriters and the Selling Shareholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Selling Shareholder (such time of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Selling
Shareholder, on each Date of Delivery as specified in the notice from the Underwriters to the Selling Shareholder.

     Payment  shall  be made to the  Selling  Shareholder  by wire  transfer  of immediately available funds to bank accounts designated by the Selling Shareholder against delivery to the Underwriters for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized Citigroup, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has agreed to purchase. Citigroup, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. The Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company and the Selling Shareholder. The Company and the Selling Shareholder covenant, jointly and severally, with each Underwriter as follows:

     (a) The Company will advise you immediately and confirm such advice in writing:

          (i) of the Company's intention to amend or supplement the Registration Statement or the Prospectus (either by filing any report pursuant to Section 13(a) of the 1934 Act, or otherwise), and the Company will furnish you with copies of any such amendment or supplement a reasonable time in advance of filing, and will not file such amendment or supplement (including any document incorporated by reference into the Registration Statement or the Prospectus) without your consent, which consent shall not be unreasonably withheld; provided, however, that neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5; and before such filing the Company will make available to you for consultation appropriate personnel of the Company so as to permit you to conduct due diligence with respect to such filing;

          (ii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, or the request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating to the Registration Statement or the Prospectus or any document incorporated by reference into the Prospectus;

          (iii) of the filing or effectiveness of the Registration Statement, the Prospectus or any amendment or supplement thereto; and

          (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the institution or threat of any proceeding for any such purposes. The Company will use its best efforts to prevent the issuance of any such order or of any order suspending such qualification and to obtain its lifting at the earliest possible moment, if issued.

     (b) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and which sets forth the terms of the public offering of the Shares not otherwise specified in the basic prospectus or the Registration Statement, the name of each Underwriter participating in the offering and the amount of Shares that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Shares. The Company will promptly transmit copies of the Prospectus Supplement and the basic prospectus to the Commission for filing pursuant to Rule 424(b) under the Securities Act and will furnish to the Underwriters as many copies of such prospectus supplement and the basic prospectus as you shall reasonably request. Additionally, the Company will furnish to the Underwriters such copies of all amendments or supplements to the Prospectus, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

     (c) If at any time when a prospectus is required by the 1933 Act to be delivered in connection with offers or sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company, to amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the rules of the Commission, the Company will give you immediate notice to cease the sale of the Shares, and the Company will, subject to subsection 3(a)(i), promptly prepare and file with the Commission, at the Company's expense, such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

     (d) The Company will make generally available to its security holders an earnings statement that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

     (e) Until this Agreement is terminated, or the option granted in paragraph 2(b) of this Agreement has expired, the Company will furnish to the Underwriters, as soon as available, (i) a copy of its annual report to shareholders, (ii) a copy of each other document mailed by the Company to its shareholders, (iii) each press release or announcement issued by the Company, and (iv) from time to time, such other information concerning the Company and its subsidiaries as the Underwriters may reasonably request.

     (f) The Company and the Selling Shareholder will cooperate with the Underwriters in qualifying the Shares, including the Rights associated therewith, for offering and sale under the laws of such jurisdictions as the Underwriters shall reasonably designate and will cooperate with the Underwriters in continuing such qualifications in effect so long as required for the distribution by the Underwriters of such Shares and Rights in such jurisdictions; provided that in connection with such qualification, the Company will not be required to qualify as a foreign corporation or a securities dealer in any jurisdiction, or to consent to the service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Shares) or to take any action which would or could subject the Company to taxation in any jurisdiction where it is not now so subject. The Company will execute such statements and reports which the Underwriters or its counsel prepare as may be required by the laws of each jurisdiction in which the Shares and Rights are being qualified. The Company will also supply the Underwriters with such information for determining the legality of the Shares and Rights for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

     (g) For a period of 90 days from the date of this Agreement, the Company and the Selling Shareholder will not, without the prior written consent of Citigroup, directly or indirectly offer, pledge, sell or contract to sell any Class A Shares or any of the Company's class B common shares, par value $.01 each (the "Class B Shares"); sell any option or contract to purchase any Class A or Class B Shares; purchase any option or contract to sell any Class A or Class B Shares; grant any option, right or warrant for the sale of any Class A or Class B Shares; lend or otherwise dispose of or transfer any Class A or Class B Shares; file a registration statement or amendment thereto under the Securities Act for the Class A or Class B Shares, except for a post-effective amendment to the Company's registration statement on Form S-3, Registration No. 333-102576; or enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Class A or Class B Shares, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) Class A Shares issuable upon the exercise of employee stock options granted in the normal course of the Company's business, (ii) Class A Shares issuable upon conversion of the Company's outstanding Class B Shares and preferred shares, and (iii) any sale by Citibank International plc of the Class A and Class B Shares pledged to Citibank by the Selling Shareholder, as described in the Prospectus under the caption "Beneficial Ownership of Class A and Class B Common Shares." Notwithstanding the foregoing, if: (A) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (B) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, then the restrictions imposed by this paragraph 3(g) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Citigroup waives, in writing, such extension.

The Selling Shareholder hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by the Underwriters to the Company (in accordance with Section 12 hereof) and that any such notice properly delivered will be deemed to have been given to, and received by, the Selling Shareholder. The Selling Shareholder further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of the above paragraph during the period from the date of this Agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company, and will not consummate such transaction or take any such action, unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

     (h) At any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, if the Company releases to the general public quarterly financial statement information of the Company, interim financial statement information with respect to any unanticipated charge or gain or, upon your request, any other interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year, or preliminary financial statement information with respect to any fiscal year, the Company will promptly thereafter file with or furnish to the Commission a Form 8-K Report under the 1934 Act, as required by Item 2.02 of the said form, that includes (or the Company shall, subject to subsection 3(a)(i), otherwise cause the Registration Statement to be amended and the Prospectus to be supplemented to include or incorporate by reference) such financial statement information and, if and to the extent the Company deems it relevant, corresponding information for the comparable period of the preceding fiscal year.

     (i) At any time when a prospectus is required to be delivered under the 1933 Act in connection with sales of the Shares, the Company (i) will file with or furnish to the Commission promptly and within the time periods required by the 1934 Act and the 1934 Act Regulations all documents required to be filed or furnished, as applicable, under the 1934 Act by it with the Commission, and (ii) will obtain the written consent of the Company's independent registered public accounting firm for the incorporation by reference in the Registration Statement of their reports on the audited financial statements contained in the Company's annual reports on Form 10-K under the 1934 Act.

     SECTION 4. Payment of Expenses.

     (a) Expenses of the Selling Shareholder. The Selling Shareholder will pay all expenses incident to the performance of its and the Company's obligations under this Agreement, and the sale of the Shares pursuant to this Agreement, including (i) the costs of the preparation, printing and filing the Registration Statement (including financial statements and exhibits as well as any documents incorporated by reference therein) as originally filed and of each amendment thereto, (ii) the costs of the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, or delivery of the Shares, (iii) any stock or other transfer taxes and any stamp or other duties payable upon the sale, or delivery to the Underwriters of the Shares being sold by the Selling Shareholder, (iv) the fees and disbursements of its and the Company's counsel, accountants and other advisors, (v) the filing fees incident to any filings under state securities laws, and the reasonable fees and disbursements of counsel for the Underwriters in connection with such filings, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Prospectus and any amendments or supplements thereto, (vii) the costs of the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Class A Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Shares and (x) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange.

     (b) Termination of Agreement. If this Agreement is terminated by Citigroup, acting on behalf of the Underwriters, in accordance with the provisions of paragraph 5(r) hereof or pursuant to Section 9 hereof, or because of any refusal, inability or failure on the part of the Company or the Selling Shareholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, then the Company and the Selling Shareholder shall, jointly and severally, reimburse the Underwriters through Citigroup on demand for all of their out-of-pocket expenses, including reasonable fees and disbursement of counsel for the Underwriters, that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

     (c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of the costs and expenses of the offer and sale of the Shares.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to (1) the accuracy, as of the Closing Time and each Date of Delivery, of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof, or in certificates of any officer of the Company or any subsidiary of the Company or the Selling Shareholder delivered pursuant to the provisions hereof, (2) the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

          (a)   Effectiveness  of  Registration   Statement.   The  Registration
     Statement has become effective, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of U.S. Counsel for the Company. At Closing Time, the Underwriters shall have received the opinion, dated as of the date of Closing Time, of Carter Ledyard & Milburn LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-1 hereto.

          (c) Opinion of Bermuda Counsel for the Company. At Closing Time, the Underwriters shall have received the opinion, dated as of the date of Closing Time, of Appleby Spurling Hunter, Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-2 hereto.

          (d) Opinion of Edwin S. Hetherington. At Closing Time, the Underwriters shall have received the opinion, dated as of the date of Closing Time, of Edwin S. Hetherington, Secretary of the Company and Vice President, General Counsel and Secretary of the Selling Shareholder, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-3 hereto.

          (e) Opinion of U.S. Counsel for the Selling Shareholder. At Closing Time, the Underwriters shall have received the opinion, dated as of the date of Closing Time, of Carter, Ledyard & Milburn LLP, U.S. counsel for the Selling Shareholder, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-4 hereto.

          (f) Opinion of Bermuda Counsel for the Selling Shareholder. At Closing Time, the Underwriters shall have received the opinion, dated as of the date of Closing Time, of Appleby Spurling Hunter, Bermuda counsel for the Selling Shareholder, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-5 hereto.

          (g)  Opinion  of  Counsel  for  Underwriters.  At  Closing  Time,  the
     Underwriters shall have received the opinion, dated as of the date of Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by laws other than the laws of the State of New York, the federal law of the United States and the General Corporation Law and Limited Liability Company Act of the State of Delaware, upon the opinions of counsel reasonably satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, the Selling Shareholder and public officials.

          (h) Officer's Certificate of the Company. At Closing Time, there shall not have been, since the date hereof, any Material Adverse Change, and the Underwriters shall have received a certificate of the Chairman, President or any Vice President of the Company, dated as of the date of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the this Agreement at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the qualification of the Shares for offer or sale in any jurisdiction has been issued, and no proceedings for that purpose have been initiated or are pending or, to such person's knowledge, are threatened.

          (i) Officer's Certificate of the Selling Shareholder. At Closing Time, the Underwriters shall have received a certificate of the President or any Vice President of the Selling Shareholder, dated as of the date of Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in paragraph 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Shareholder has complied in all material respects with all its covenants in this Agreement, and satisfied all conditions hereunder on its part to be performed or satisfied under this Agreement at or prior to Closing Time.

          (j) Accountants' Comfort Letter. On the date of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (k) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of the date of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (j) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the date of Closing Time.

          (l) Approval of Listing. At Closing Time, the Class A Shares (including the Shares) shall be listed on the New York Stock Exchange.

          (m) No Objection. If required, the NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting compensation.

          (n)  Lock-up   Agreements.   At  the  date  of  this  Agreement,   the
     Underwriters shall have received agreements substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

          (o) Release of Shares. The Selling Shareholder shall have received a letter or certificate from Citibank International plc and/or its affiliates evidencing the release of the Shares from any pledges, liens, encumbrances or similar instruments that Citibank International plc and/or its affiliates may have held with respect to the Shares pursuant to the certain security agreement dated as of December 22, 2003, as amended.

          (p) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the

     Option Shares, the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof, and the statements in any certificates furnished by the Company and the Selling Shareholder, any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

               (i)  Officer's   Certificate  of  the  Company  and  the  Selling
          Shareholder. A certificate, dated such Date of Delivery, of the Chairman, President or any Vice President of the Company and the President or any Vice President of the Selling Shareholder either (A) confirming that the certificates delivered at Closing Time pursuant to paragraphs 5(h) and 5(i) hereof by the Company and the Selling Shareholder, respectively, remain true and correct as of such Date of Delivery, or (B) to the same effect as the certificates required by paragraphs 5(h) and 5(i).

               (ii) Opinions of Counsel for Company and the Selling Shareholder. The opinions of Carter Ledyard & Milburn LLP, Appleby Spurling Hunter and Edwin S. Hetherington, each in form reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by paragraphs 5(b), (c), (d), (e) and (f) hereof.

               (iii) Opinion of Counsel for Underwriters. The opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by paragraph 5(g) hereof.

               (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP in form and substance reasonably satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to paragraph 5(k) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (q) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such other documents as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          (r) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by Citigroup, acting on behalf the

     Underwriters, in its absolute discretion, by notice to the Company and the Selling Shareholder at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriters. (1) The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 405 under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the  extent  and manner set forth in clauses  (i),
(ii) and (iii) below as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholder; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Citigroup), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity, as to any preliminary prospectus, shall not inure to the benefit of any person on account of any loss, liability, claim, damage, or expense arising from the sale of the Shares to any person by the Underwriters if the Underwriters failed to send or give a copy of any subsequent preliminary prospectus or the Prospectus to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or mission or alleged omission of a material fact in such preliminary prospectus was corrected in the subsequent preliminary prospectus or the Prospectus, unless such failure resulted from noncompliance by the Company with Section 3(c) hereof; and provided further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A information, if applicable, or any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto) (the "Furnished Information"). The Underwriters will deliver to the Company at Closing Time a certificate identifying the location of all Furnished Information in the Prospectus.

     (b) Indemnification of Company, the Selling Shareholder and Others. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Selling Shareholder, the Company's directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in paragraph (a) of this
Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information.

     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 6 indemnity agreement. In the case of parties indemnified pursuant to paragraph 6(a) above, counsel to the indemnified parties shall be selected by Citigroup and, in the case of parties indemnified pursuant to paragraph 6(b) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholder. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by subsection 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to indemnification; provided, however, that the Company and the Selling Shareholder agree, represent and warrant that no such agreement will conflict with the respective obligations of the Company and the Selling Shareholder under this Agreement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Selling Shareholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover.

     The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company or the Selling Shareholder, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule A hereto, and not joint.

     The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to contribution; provided, however, that the Company and the Selling Shareholder agree, represent and warrant that no such agreement will conflict with the respective obligations of the Company and the Selling Shareholder under this Agreement.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or of the Selling Shareholder submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, or by or on behalf of the Company or the Selling Shareholder, and shall survive the delivery of the Shares to the Underwriters.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. Citigroup may, in its absolute discretion, terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of Citigroup, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the "Defaulted Shares"), the other Underwriters shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriter, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

          (a) if the aggregate number of Defaulted Shares does not exceed 10% of the aggregate number of Shares to be purchased on such date, the non-defaulting Underwriter shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate number of Defaulted Shares exceeds 10% of the aggregate number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company and the Selling Shareholder to sell the Option Shares to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of the non-defaulting Underwriters.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholder to sell the relevant Option Shares, as the case may be, either (i) the non-defaulting Underwriters or (ii) the Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

     SECTION 11. Default by the Selling Shareholder. If the Selling Shareholder shall fail at Closing Time to sell and deliver the number of Shares which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at the option of the Underwriters, by notice from the Underwriters to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall survive such termination and remain in full force and effect. No action taken pursuant to this Section shall relieve the Selling Shareholder so defaulting from liability in respect of such default.

     In the event of a default by the Selling Shareholder as referred to in this Section, the Underwriters and the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by fax or any other standard form of telecommunication. Notices to the Underwriters shall be directed to c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel (fax:
212-816-7912). Notices to the Company and the Selling Shareholder shall be directed to Orient- Express Hotels Ltd. at 22 Victoria Street, Hamilton HM 12, Bermuda, attention of the Secretary (fax: (809) 292-8666), with copies to Orient-Express Hotels Inc., 1114 Avenue of the Americas, New York, New York 10036, attention of John T. Landry, Jr., Esq. (fax (212) 302-5199); to Orient-Express Services Ltd., Sea Containers House, 20 Upper Ground, London SE1 9PF, England, attention of Edwin S. Hetherington, Esq. (fax 011-44-207-805-5916); and to Vincent Monte-Sano, Esq., Carter Ledyard & Milburn LLP, 2 Wall Street, New York, New York 10005 (fax: (212) 732-3232).

     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Shareholder and their respective successors, and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the
Underwriters, the Company, the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of

Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 16. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement, the Shares or any document related thereto may be brought in the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York and, by
execution and delivery of this Agreement, the Company and the Selling Shareholder each hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts in any such legal action or proceeding. The parties hereto hereby irrevocably waive trial by jury, and the Company and the Selling Shareholder each hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Company and the Selling Shareholder each hereby irrevocably designates Orient-Express Hotels Inc. and Corporation Service Company as the designee, appointee and agent of the Company and the Selling Shareholder to receive, for and on behalf of the Company, and the Selling Shareholder service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Shares or any document related thereto. It is understood that a copy of such process served on either such agent will be promptly forwarded to the Company and the Selling Shareholder at their respective addresses set forth in Section 12, but the failure of the Company or the Selling Shareholder to receive such copy will not affect in any way the service of such process. In addition to service on the Company's and the Selling Shareholder's process agent, the Company and the Selling Shareholder each further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company and the Selling Shareholder at their respective said address, such service to become effective 10 days after such mailing. Nothing herein will affect your right or the right of any holder of Shares to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company and the Selling Shareholder in any other jurisdiction.

     SECTION 17. No Fiduciary Duty. The Company and the Selling Shareholder hereby acknowledge that (a) Citigroup and the other Underwriters are acting as principal and not as an agent or fiduciary of the Company and the Selling Shareholder and (b) their engagement of Citigroup and the other Underwriters in connection with the offering of the Shares is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Selling Shareholder agrees that it is solely responsible for making its own judgments in connection with the offering of the Shares (irrespective of whether Citigroup or any other

Underwriter has advised or is currently advising the Company or the Selling Shareholder on related or other matters).

                            [SIGNATURE PAGE FOLLOWS]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

                                      Very truly yours,




                                      ORIENT-EXPRESS HOTELS LTD.




                                      By:/s/Simon M.C. Sherwood
                                         ----------------------
                                            Name: Simon M.C. Sherwood
                                            Title: President




                                      SEA CONTAINERS LTD.




                                      By:/s/Ian Durant
                                         -------------
                                            Name: Ian Durant
                                            Title: Senior Vice President
                                                   and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.


By:/s/Scott Eisen
   --------------
      Name:Scott Eisen
      Title:Director

     On behalf of itself and the other Underwriters

                                   SCHEDULE A



                                                                       Number of
                                                                       Initial
Name of Underwriter                                                    Shares
-------------------                                                    ------

Citigroup Global Markets Inc.......................................  6,028,096
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated .................................  2,152,891
Scotia Capital (USA) Inc...........................................    430,578
                                                                     ---------
Total..............................................................  8,611,565

                                    Sch A-1

                                   SCHEDULE B

                           Orient-Express Hotels Ltd.

                         8,611,565 Class A Common Shares
                              (Par Value $.01 Each)


     1. The public offering price per share, for the Shares, determined as provided in Section 2, shall be $32.00.

     2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $30.48, being an amount equal to the initial public offering price set forth above less $1.52 per share; provided that the purchase price per share for any Option Shares purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares.




                                    Sch B-1

                                   SCHEDULE C

          List of persons subject to lock-up under paragraph 5(n) in the form of Exhibit B

1.   Simon M. C. Sherwood

2.   James B. Sherwood





                                     Sch C-1

                                                                     Exhibit A-1

                 FORM OF OPINION OF CARTER LEDYARD & MILBURN LLP
                   TO BE DELIVERED PURSUANT TO PARAGRAPH 5(b)







                                                               November 23, 2005


Citigroup Global Markets Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Scotia Capital (USA) Inc.
as the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013




                   Re:  Orient-Express Hotels Ltd.
                        Public Offering of Class A Common Shares
                        ----------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Orient-Express Hotels Ltd., a Bermuda company ("OEH"), in connection with the execution and delivery of the Underwriting Agreement dated November [ ], 2005 (the "Underwriting Agreement"), among OEH, Sea Containers Ltd., a Bermuda company ("Sea Containers"), and the several underwriters addressed above (the "Underwriters"). The Underwriting Agreement relates to the sale by Sea Containers of up to 9,903,300 shares (the "Shares") of the class A common shares, par value $.01 each, of OEH (the "Class A Shares"). The Shares include up to 1,291,735 Class A Shares to cover overallotments. Unless otherwise defined herein, all capitalized terms herein are as defined in the Underwriting Agreement.

     This opinion is being delivered to you pursuant to paragraph 5(b) of the Underwriting Agreement in connection with the purchase by the Underwriters of 8,611,565 of the Shares pursuant to paragraph 2(a) of the Underwriting Agreement (the "Initial Shares"). As a basis for the opinions expressed herein, we have examined copies of the Registration Statement and the Prospectus, and originals, or copies certified or otherwise identified to our satisfaction, of such



                                     A-1-1
other agreements and certificates and statements of governmental officials, as we have deemed necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of OEH.

     Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

     1. Orient-Express Hotels Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and each of Charleston Center LLC and Windsor Court Hotel LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

     2. To the best of our knowledge, except as may be described in the Prospectus, there are no legal or governmental proceedings pending or threatened in the United States to which OEH or any of its subsidiaries is a party or to which any of its or their properties is subject and which are required to be described in the Registration Statement or the Prospectus pursuant to Item 103 ("Legal Proceedings") of Regulation S-K.

     3. (a) The execution and delivery by OEH of the Underwriting Agreement, (b) the performance by OEH of its obligations under the Underwriting Agreement, and its compliance with its obligations thereunder, (c) the consummation of the offering, sale and delivery by Sea Containers of the Shares and the Rights associated therewith, and (d) the consummation of the other transactions contemplated by the Underwriting Agreement specifically referring to OEH, including the issuance and delivery by OEH of the Preferred Shares issuable upon the exercise of the Rights (assuming that the Preferred Shares were issued on the date of this opinion), each do not and will not, whether with or without the giving of notice, the passage of time, or both, conflict with or constitute a breach of or default under, result in a breach or violation by OEH of any of the terms or provisions of, or result in a change of control with respect to OEH or a default by OEH under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any property or assets of OEH or any of its subsidiaries under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument listed in Annex A hereto, or (B) any United States federal or New York statute, rule or regulation, or any decree, judgment or order, known to us, of any United States federal or New York court or governmental agency or body specifically applicable to OEH or to any of its properties, except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect.

     4. No consent, approval, authorization or order of, or registration or qualification or filing of or with, any United States federal or New York governmental agency or body or, to the best of our knowledge, any United States federal or New York court is required for the performance by OEH of its obligations under the Underwriting Agreement or the consummation of the transactions contemplated by the Underwriting Agreement, except, in the case of the Initial Shares and the Rights associated therewith, (a) such as have been obtained or made under

                                     A-1-2
the Securities Act of 1933, as amended (the "1933 Act"), and (b) such as may be required under state securities laws in connection with the purchase and distribution of the Initial Shares by the Underwriters, and except in the case of the Preferred Shares issuable upon the exercise of the Rights associated with the Shares, (a) such as may be required under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (b) such as may be required under state securities laws in connection with the issuance of the Preferred Shares upon the exercise of such Rights.

     5. The Registration Statement is effective under the 1933 Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been initiated or are pending or threatened.

     6. Each document incorporated by reference in the Registration Statement and Prospectus, at the time such document was initially filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules of the Commission thereunder.

     7. The descriptions in the Registration Statement and the Prospectus of those contracts and other legal documents, United States federal and New York statutes, and legal and governmental proceedings in the United States that are listed in Annex B hereto, are accurate summaries in all material respects.

     8. The information included in the Prospectus under "Material Tax Considerations--Material United States Federal Income Tax Considerations" accurately describes in all material respects the United States federal income tax consequences that generally will apply to purchasers of Shares under currently applicable law.

     9. To the best of our knowledge, there are no contracts or documents required to be described in the Registration Statement or Prospectus, or required to be filed as exhibits to the Registration Statement, or incorporated by reference in the Registration Statement or the Prospectus, which are not described or filed or incorporated by reference as required, it being understood that we express no opinion as to the financial statements and related notes and schedule or schedules or other financial information and statistical data in the Registration Statement or the Prospectus.

     10. The Class A Shares and the Rights are listed on the New York Stock Exchange.

     11. OEH is eligible to use Form S-3 for the registration under the 1933 Act of the offer and sale of the Shares as described in the Prospectus. The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and the rules of the Commission thereunder.

     12. OEH's submission (pursuant to Section 16 of the Underwriting Agreement) to the personal jurisdiction of the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York with respect to any action or proceeding arising out of, or based on, the Underwriting Agreement is valid and enforceable against OEH, and OEH's appointment of Orient-Express Hotels Inc. and Corporation Service Company as its designee, appointee and agent upon whom process may be served in any such

                                     A-1-3
action or proceeding is also valid and enforceable against OEH. However, the enforceability of such submission and appointment is subject to, and may be limited by, (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of the rights of creditors, (ii) general principles of equity, and (iii) the discretion of United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. ss. 1404(a) and New York CPLR ss. 510, respectively.

         13. OEH is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     While we have not made any independent investigation of, are not passing upon and do not assume responsibility for, the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (other than as indicated in paragraphs 7 and 8 above), on the basis of discussions regarding the business and affairs of OEH and our familiarity with certain matters relating to such business and affairs as a result of having served as United States counsel for OEH in connection with previous transactions, nothing has come to our attention that would lead us to believe that the Registration Statement (other than the financial statements and notes and other financial and statistical data included in the Registration Statement, as to which we express no view), as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and notes and other financial and statistical data included in the Prospectus, as to which we express no view), at the date of the Prospectus and at all times up to and including the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     No opinion is expressed herein as to any laws other than the laws of the United States of America and the State of New York, and the General Corporation Law and Limited Liability Company Act of the State of Delaware. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion may not be used or relied upon by or published or communicated to any person or entity other than the Underwriters and their counsel for any purpose whatsoever without our prior written consent in each instance.


                                         Very truly yours,



VMS/SVB:lrh



                                     A-1-4

                                     ANNEX A

                  Indentures, Mortgages, Loan Agreements, Etc.

1.   Credit   Agreement,   dated  as  of  September   18,  2002,  by  and  among
     Orient-Express Hotels Ltd., Companhia Hoteis Palace, WestLB AG, New York Branch, and the lenders party thereto from time to time.

2. Loan Agreement, dated as of May 22, 2002, by and among Charleston Center LLC, as Borrower, Credit Lyonnais New York Branch and Aareal Bank AG, as Lenders, Credit Lyonnais New York Branch, as Co-Agent and Administrative Agent for Lenders, and Aareal Bank AG, as Co-Agent for Lenders.

3. Credit Agreement, dated as of August 20, 2003, by and among `21' Club, Inc., Mountbay Holdings Inc., Keswick Club L.P. as Borrowers, `21' Club Properties Inc., Inn at Perry Cabin Corporation, Keswick Corporation,
     Keswick Hall Inc., Keswick Utilities, Inc., Orient-Express Hotels Inc., Orient-Express Hotels Ltd., as Borrower's Parties and Oversea-Chinese Banking Corporation Limited, New York Agency, as Lender.

4. Loan Agreement, dated as of July 27, 2001, by and among Island Hotel (Madeira) Limited, Orient-Express Hotels Ltd., the Banks and Financial Institutions set forth in Schedule 1, and Oversea-Chinese Banking Corporation Limited, as Agent and Security Trustee.

5. Loan Agreement, dated as of May 1, 2003, by and between Windsor Court Hotel LLC and Oversea-Chinese Banking Corporation Limited, New York Agency.

6. Cash Advance Project Finance Facility Agreement, dated March 22, 2000, by and among Clyfire Pty Limited and Merjade Pty Ltd., as Borrowers, each Company specified as a Guarantor in Schedule 1, Westdeutsche Landesbank Girozentrale, ARBN, as Initial Bank, each Financial Institution specified as a Bank in Schedule 2, each Financial Institution specified as a Hedge Counterparty in Schedule 3, Westdeutschebank Landesbank Girozentrale, ARBN, as Facility Agent, and Westdeutsche Landesbank Girozentrale, ARBN, as Security Trustee.

7.   Loan   Agreement,   dated   April  9,  2003,   by  and  among   Commerzbank
     Aktiengesellschaft, Sucursal en Madrid, Orient-Express Madrid S.L. and Orient-Express Spanish Holdings.

8. Agreement for Euro 135 Million Term and Multi-Currency Revolving Credit Facility, dated July 1, 2003, by and between Orient-Express Hotels Ltd. and Barclays Bank PLC.

9. Services Agreement, dated as of August 1, 2000, by and among Sea Containers Ltd., Sea Containers Services Ltd. and Orient-Express Hotels Ltd., as amended by an Amendment of Services Agreement, dated as of January 1, 2001, by and among Sea Containers Ltd., Sea Containers Services Ltd. and Orient-Express Hotels Ltd.

10. Noncompete Agreement, dated August 1, 2000, by and between Sea Containers Ltd. and Orient-Express Hotels Ltd.

                                     A-1-5

11. Restructuring Agreement, dated as of July 21, 2000, by and among Sea Containers Ltd., Orient-Express Hotels Ltd., Orient-Express Hotels Inc., Orient-Express Properties Inc., Sea Containers UK Ltd., Sea Containers British Isles Ltd. and Orient-Express Hotels UK Ltd.

12.  Orient-Express Hotels Ltd. 2000 Stock Option Plan, dated June 5, 2000.

13.  Orient-Express Hotels Ltd. 2004 Stock Option Plan.

14. Contract, dated February 18, 1982, by and between James Blair Sherwood and Hotel Cipriani S.p.A.

15. Rights Agreement, dated as of June 1, 2000, by and between Orient-Express Hotels Ltd. and Fleet National Bank, as Rights Agent.

16. Tax Sharing Agreement, dated as of August 1, 2000, by and between Sea Containers Ltd. and Orient-Express Hotels Ltd.

17. Share Owning Subsidiaries Restructuring Agreement, dated as of July 21, 2000, by and among Sea Containers Ltd., Sea Containers Holdings Ltd., Sea Containers House Ltd., The Marine Containers Insurance Co. Ltd., Sea Containers Asia Ltd. and Orient-Express Hotels Ltd., as amended by an Amended and Restated Share Owning Subsidiaries Restructuring Agreement, dated as of June 6, 2001, by and among Sea Containers Ltd., Orient-Express Hotels Ltd., Orient-Express Holdings 1 Ltd., Orient-Express Holdings 2 Ltd., Orient-Express Holdings 3 Ltd., Orient-Express Holdings 4 Ltd., and Contender 2 Ltd.

18. Indemnity Agreement dated August 1, 2000, by and between Orient-Express Hotels Ltd. and Sea Containers Ltd.

19. Amended and Restated Right of First Refusal and Option Agreement Regarding Indirectly Held Hotel Cipriani Interests, dated February 8, 2005, by and among James B. Sherwood, Orient-Express Hotels Inc. and Sea Containers America Inc.

20. Amended and Restated Agreement Regarding Hotel Cipriani Interests, dated February 8, 2005, by and among James B. Sherwood, Orient-Express Hotels Inc., and Hotel Cipriani S.p.A.

21. Amendment Agreement dated March 11, 2005, relating to a Multicurrency Term Facility Agreement dated February 19, 2002 between Barclays Bank plc and Orient-Express Hotels Ltd. for the financing of Le Manior and La Residencia hotels.

22. Bank of Scotland Term Loan Agreement with Venice Simplon-Orient-Express Limited, dated September 21, 2005.

23. Standard Bank of South Africa Limited Loan Facility with Mount Nelson Hotel Limited, dated April 15, 2005, related to the refinancing of Mount Nelson and Westcliff hotels.

                                     A-1-6

24. Loan Facility Agreement between WestLB AG, Sydney Branch and Orient-Express Hotels Ltd. and certain of its affiliates, dated April, 2005, related to the refinancing of the Observatory and Lilianfels hotels in Australia.



                                     A-1-7

                                     ANNEX B


                Descriptions of Contracts, Other Legal Documents,
                         Statutes and Legal Proceedings

                     A. Contracts and Other Legal Documents

               Item                                      Location of description
               ----                                      -----------------------
1.     Orient-Express Hotels 2000 Stock               Annual Report on Form 10-K of
       Option Plan                                    the Company for the fiscal year ended
                                                      December 31, 2004 (the "Form 10-K"),
                                                      at Item 11, page 71,
                                                      under the caption "2000 and 2004 Stock
                                                      Option Plans."

2.     Orient-Express  Hotels  2004  Stock            Form 10-K at Item 11, page 71, under
       Option Plan                                    the caption "2000 and 2004 Stock Option Plans."

3.     Schedule 13D and Schedule 13G reports with     A.  Footnotes (2), (5) and (6) to the "Five Percent
       respect to the beneficial ownership of the         Shareholders" table, Form 10-K at Item 12,
       Company's common shares                            pages 72-73, and
                                                      B.   Footnotes (4) and (5) to the table on page S-16
                                                          of the Prospectus under the caption "Beneficial
                                                          Ownership of Class A and Class B Common Shares."


4.     Amended and Restated Agreement Regarding       Form 10-K at Item 13, page 75.
       Hotel Cipriani Interests dated February 8,
       2005, between James B. Sherwood,
       Hotel Cipriani S.r.l. and the Company.

5.     Amended and Restated Right of First            Form 10-K at Item 13, page 75.
       Refusal and Option Agreement Regarding
       Indirectly Held Hotel Cipriani
       Interests dated February 8, 2005, between
       James B. Sherwood and the Company.

6.     Services Agreement dated August 1, 2000        Form 10-K at Item 13, pages 75-76 under the
       among Sea Containers Ltd., Sea Containers      caption "Agreements with Sea Containers Ltd.
       Services Ltd. and the Company, and             - Services Agreement."
       Amendment thereto dated January 1, 2001.

7.     Tax Sharing Agreement dated August 1, 2000,    Form 10-K at Item 13, page 76 under
       between Sea Containers Ltd, and the            the caption "Agreements with
       Company.                                       Sea Containers Ltd. - Tax Sharing Agreement."

8.     Non-Compete Agreement dated August 1, 2000,    Form 10-K at Item 13, page 76 under
       between Sea Containers Ltd. and the            the caption "Agreements with
       Company.                                       Sea Containers Ltd. - Non-Compete Agreement."





                                     A-1-8

B. United States Federal and New York Statutes (not including the Internal Revenue Code).

                                      None

C.   Legal and Governmental Proceedings in the United States.

                                      None




                                      A-1-9

                                                                     Exhibit A-2

                   FORM OF OPINION OF APPLEBY SPURLING HUNTER
                   TO BE DELIVERED PURSUANT TO PARAGRAPH 5(c)

                                                               November 23, 2005

   Citigroup Global Markets Inc.
   Merrill Lynch & Co.
   Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
   Scotia Capital (USA) Inc.
   as the several Underwriters

   c/o Citigroup Global Markets Inc.
   388 Greenwich Street
   New York, New York 10013


Dear Sirs


Orient Express Hotels Ltd. ("OEHL")
and Orient-Express Holdings I Ltd. (the "Subsidiary")

We have acted as legal counsel in Bermuda to OEHL and this opinion as to Bermuda law is addressed to you with respect to the sale by Sea Containers Ltd ("Sea Containers"), of class A common shares, par value $0.01 each (the "Common Shares") of OEHL to the Underwriters pursuant to the terms of the underwriting agreement among OEHL and Citigroup Global Markets Inc. as representative of the several underwriters identified therein (collectively, the "Underwriters") (the "Underwriting Agreement"). Each Common Share includes a right (a "Right") to purchase, under certain circumstances, one one-hundredth of a series A junior participating preferred share of OEHL (a "Preferred Share"), subject to adjustment. The Rights are being issued pursuant to the terms of the Rights
Agreement. This opinion is delivered pursuant to section 5(c) of the Underwriting Agreement, in connection with the following documents:

(i)  Registration Statement;

(ii) Prospectus;

(iii) Rights Agreement; and

(iv) Underwriting Agreement.

                                      A-2-1

The documents referred to in paragraphs (iii) and (iv) above are collectively referred to as the "Subject Agreements". All Common Shares sold by Sea Containers to the Underwriters pursuant to the terms of the Underwriting Agreement are collectively referred to herein as the "Securities").

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined in the First Schedule to this opinion) (the "Documents"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Underwriting Agreement.

Assumptions
-----------

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b) that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)  the genuineness of all signatures on the Documents;

(d) the authority, capacity and power of each of the persons signing the Documents (other than those persons signing on behalf of OEHL in respect of the Subject Agreements);

(e) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f) that the Subject Agreements constitute the legal, valid and binding obligations of each of the parties thereto, other than OEHL, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g) that the Subject Agreements have been validly authorised, executed and delivered by each of the parties thereto, other than OEHL, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which OEHL purportedly delivered the
     Subject   Agreements  has  actually   accepted  delivery  of  such  Subject
     Agreements;



                                     A-2-2

(h) that the Subject Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws by which they are expressed to be governed;

(i) that the Subject Agreements are in the proper legal form to be admissible in evidence and enforced in the courts, and in accordance with the laws, of the jurisdiction by which they are expressed to be governed;

(j) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Subject Agreements or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Subject Agreements is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(k) that the records which were the subject of the Company Searches were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Searches been materially altered;

(l) that the records which were the subject of the Litigation Searches were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Searches been materially altered;

(m) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions either adopted as unanimous written resolutions of the Board of Directors of OEHL or passed by, the Board of Directors of OEHL or Special Committees thereof at meetings which were duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of such Directors or Special Committee members to effect entry by OEHL into the Subject Agreements, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;



                                     A-2-3

(n) that each of the parties to the Subject Agreements other than OEHL have no express or constructive knowledge of any circumstance whereby any Director of OEHL, when the Board of Directors of OEHL passed or adopted the Resolutions, failed to discharge his fiduciary duty owed to OEHL and to act honestly and in good faith with a view to the best interests of OEHL;

(o) that OEHL has entered into its obligations under the Subject Agreements in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Subject Agreements would benefit OEHL;

(p) that each transaction to be entered into pursuant to the Subject Agreements is entered into in good faith and for full value and will not have the effect of illegally preferring one creditor over another;

(q) the Underwriters are not carrying on investment business in or from within Bermuda under the provisions of the Investment Business Act 2003 (the
     "IBA") as amended from time to time, or if conducting such investment business, is exempted, excluded or has otherwise complied with the licensing requirements of the IBA.

Opinion
-------

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) Each of OEHL and the Subsidiary is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of Bermuda.

(2) OEHL has all requisite corporate power and authority under its Constitutional Documents to own, lease, manage and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and OEHL has all requisite power and authority to enter into and perform its obligations under the Underwriting Agreement.

(3) The Underwriting Agreement has been duly authorised, executed and delivered by OEHL and constitutes valid and binding obligations of OEHL enforceable against it in accordance with its terms.

(4) The authorized and issued share capital of OEHL is as set forth in the Prospectus under the caption "Description of the Common Shares ". All of the issued and outstanding

                                      A-2-4
     common shares of OEHL have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding Common Shares of OEHL were issued in violation of any pre-emptive or other similar rights of any security holder of OEHL pursuant to the Constitutional Documents.

(5) The Securities to be purchased by the Underwriters from Sea Containers have been duly authorised for issuance by OEHL and have been validly issued, fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability with respect to the debts or obligations of OEHL solely by reason of being such a holder.

(6) The Rights Agreement has been duly authorized, executed and delivered by OEHL, the Rights have been duly authorized by OEHL, the Rights attached to the Securities are validly issued, and the Preferred Shares issuable upon the exercise of the Rights have been duly authorized by OEHL for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

(7) Based solely on the results of the Litigation Search there is not pending or threatened any action, suit, proceeding, inquiry or investigation in
     Bermuda, to which OEHL or the Subsidiary is a party, or to which the property of OEHL or the Subsidiary is subject, before or brought by any court or governmental agency or body, in Bermuda, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the
     Purchase   Agreement  or  the   performance  by  OEHL  of  its  obligations
     thereunder.

(8) The information in the Registration Statement and the Prospectus under "Description of the Common Shares", "Material Tax Considerations - Material Bermuda Tax Considerations", Risk Factors - Risks of Owning and Selling Class A Common Shares and in the Registration Statement under Items 14 and 15 to the extent that it constitutes matters of Bermuda law, or legal conclusions with respect thereto, are accurate in all material respects.

(9) Neither the execution and delivery by OEHL of the Underwriting Agreement, the performance by OEHL of, or its compliance with, its obligations under the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement or in the Registration Statement and Prospectus, including the sale and delivery by Sea Containers of the Securities, the Rights and the Preferred Shares issuable

                                      A-2-5
     upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of this opinion), do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any property or assets of OEHL under, (i) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement, and to which OEHL or the Subsidiary is a party or by which they are bound or to which any of their property or assets are subject (except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect), or (ii) any requirement of any law or any regulation of Bermuda or (iii) the Constitutional Documents.

(10) No consent, approval, authorisation or order of, or registration or qualification or filing of or with, any Bermuda governmental agency or Bermuda governmental body or, to the best of our knowledge, any Bermuda court is required for the performance by OEHL of its obligations under the Underwriting Agreement, except the consent of the Bermuda Monetary Authority to the issue by OEHL of the Securities (which consent has been obtained).

(11) The choice of the laws of the state of New York as the proper law to govern the Underwriting Agreement is a valid and binding choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Underwriting Agreement in proceedings brought before them in relation to the Underwriting Agreement, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the state of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law. Although ultimate determination of the public policy issues would depend upon the circumstances prevailing at the time of the court application, we are not aware of any current public policy constraints to the recognition of New York law as the governing law of the Underwriting Agreement.

(12) The irrevocable and unconditional submission by the Company to the jurisdiction of any state or federal court in New York under the Underwriting Agreement is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission, provided that such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.


                                     A-2-6

(13) A final and conclusive judgment of a competent foreign court against OEHL based on the Underwriting Agreement, and the transactions contemplated thereby (other than a court of jurisdiction to which the Judgment (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court's judgment are known, but, on general principles, one would expect such proceedings to be successful provided that:

     (a) the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

     (b) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against the assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority's policy is to give the consents necessary to enable recovery in the currency of the obligation.

We have no reason to believe that as of the date of this opinion the enforcement of a foreign judgment relating to the indemnification and contribution provisions set forth in Sections 6 and 7 of the Underwriting Agreement would contravene Bermuda public policy or laws.

(14) There are no Bermuda capital, stamp or other issuance taxes or duties payable in Bermuda in connection with the issuance, sale and delivery of the Securities to the Underwriters, or the consummation of any of the other transactions contemplated in the Underwriting Agreement.

Reservations
------------

We have the following reservations:

(a) The term "enforceable" as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters that are within the discretion of the courts of Bermuda in respect of any obligations of OEHL as set out in the Subject


                                      A-2-7

     Agreements. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of law (whether substantive or procedural) or any right or remedy.

(c) Enforcement of the obligations of OEHL under the Subject Agreements may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

(d) Enforcement of the obligations of OEHL may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(f) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Subject Agreements by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies that are available in other jurisdictions.

(h) Where a person is vested with discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(i) Any provision in the Subject Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(j) We express no opinion as to the validity or binding effect of any provision of the Subject Agreements that provides for the severance of illegal, invalid or unenforceable provisions.

                                     A-2-8

(k) A Bermuda court may refuse to give effect to any provisions of the Subject Agreements in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(l) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

     i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

     ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

     iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

     iv) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

     v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Companies Act 1981 (Bermuda).

(m) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(n) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

                                     A-2-9

(o) In opinion paragraph (1) above, the term "good standing" means that each of OEHL and the Subsidiary has received a Certificate of Compliance from the Registrar of Companies.

(p) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of OEHL and subject to any contrary provision in any agreement in writing between OEHL and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of OEHL, either in order to complete payment for their shares, to satisfy claims of creditors of OEHL, or otherwise; and no
     shareholder   shall  be  bound  by  an  alteration  of  the  Memorandum  of
     Association or Bye-Laws of OEHL after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, OEHL.

(q) In giving Opinions (4) and 9(1) we rely exclusively on statements and representations made in the Officer's Certificate. We have made no independent verification of the matters referred to in the Officer's Certificate.

Disclosure
----------

This opinion is addressed to you in connection with the issue and sale of the Securities to the Underwriters pursuant to the terms of the Subject Agreements and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent.

This opinion is addressed to you solely for the benefit of the Underwriters and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority (except that EquiServe Trust Company, N.A, as the transfer agent for OEHL, may rely upon the opinion set forth in paragraph 5 above, subject to the assumptions and reservations set forth herein relating to such opinion. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

Appleby Spurling Hunter


                                     A-2-10

                                    SCHEDULE
                                    --------

1. Copy of a Registration Statement on Form S-3, Registration No. 102576 filed with the Securities and Exchange Commission on 17 January 2003 and post-effective amendment No.1 thereto filed with the Securities and Exchange Commission on 11 October 2005 (the "Registration Statement").

2. Copy of the prospectus, issued by OEHL dated [ ]2005 (the "Prospectus") as amended and supplemented from time to time, issued in connection with the offering of the Securities by Sea Containers.

3. Copy of executed Underwriting Agreement dated [ ] November 2005 between OEHL and the Underwriters (the "Underwriting Agreement").

4. Copy of the executed Rights Agreement dated as of 1 June 2000 between OEHL and Fleet National Bank, as rights agent (the "Rights Agreement").

5. Copy of the permission dated 29 November 2002 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the proposed offer and sale of the Securities and subsequent free transferability of such shares.

6. Copy of the resolutions passed by the Board of Directors of OEHL at a meeting held on [ ] 2005, unanimous written resolutions of the Board of Directors of the Company adopted on [ ] 2005, and resolutions passed by the Special Committee of the Board of Directors of OEHL at a meeting held on [ ] (collectively, the "Resolutions").

7. The entries and filings shown in respect of OEHL and the Subsidiary on the file of OEHL and the Subsidiary maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on [ ] November 2005 (the "Company Searches").

8. The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on [ ] November 2005 in respect of OEHL and the Subsidiary respectively (the "Litigation Searches").



                                     A-2-11

9. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of each of OEHL and the Subsidiary as at the date hereof.

10. A Certificate of Compliance, dated [ ] Novemberr 2005 issued by the Ministry of Finance in respect of each OEHL and the Subsidiary.

11. A certified copy of' the "Foreign Exchange Letter", dated 16 October 1987 in relation to OEHL, issued by the Bermuda Monetary Authority, Hamilton Bermuda.

12.  A Certificate of Incumbency in respect of OEHL dated [ ] November 2005.

13. A certified copy of the "Tax Assurance", dated 8 December 1987 in relation to OEHL, issued by the Registrar of Companies for the Minister of Finance.

14. A certified copy of the Register of Directors and Officers in respect of OEHL.

15. The Officer's Certificate (the "Certificate") dated [ ] November 2005 in relation to OEHL and the Subsidiary signed by Edwin S. Hetherington, Secretary of OEHL and Assistant Secretary of the Subsidiary.


                                     A-2-12

                                                                     Exhibit A-3

                    FORM OF OPINION OF EDWIN S. HETHERINGTON
                   TO BE DELIVERED PURSUANT TO PARAGRAPH 5(d)



                                                               November 23, 2005



     Citigroup Global Markets Inc.
     Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
     Scotia Capital (USA) Inc.
     as the several Underwriters

     c/o Citigroup Global Markets Inc.
     388 Greenwich Street
     New York, New York 10013



                   Re:  Orient-Express Hotels Ltd.
                        Public Offering of Class A Common Shares
                        ----------------------------------------

Ladies and Gentlemen:

I am the Secretary of Orient-Express Hotels Ltd., a Bermuda company ("OEH"). I am delivering this opinion in connection with the execution and delivery of the Underwriting Agreement dated November [ ], 2005 (the "Underwriting Agreement"), among OEH, Sea Containers Ltd., a Bermuda company ("Sea Containers"), and the several underwriters addressed above (the "Underwriters"). The Underwriting Agreement relates to the sale by Sea Containers of up to 9,903,300 shares (the "Shares") of the class A common shares, par value $.01 each, of OEH (the "Class A Shares"). The Shares include 1,291,735 Class A Shares to cover over-allotments. Unless otherwise defined herein, all capitalized terms herein are as defined in the Underwriting Agreement.

This opinion is being delivered to you pursuant to paragraph 5(d) of the Underwriting Agreement in connection with the purchase by the Underwriters of 8,611,565 of the Shares pursuant to paragraph 2(a) of the Underwriting Agreement (the "Initial Shares"). As a basis for the opinions expressed herein, I have examined copies of the Registration Statement and the Prospectus, and originals, or copies certified or otherwise identified to my satisfaction, of such other agreements, and certificates and statements of governmental officials, and of officers and other representatives of OEH, as I have deemed necessary. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and

                                     A-3-1
the conformity with the originals (and the authenticity of such originals) of all documents submitted to me as copies.

     Based upon the foregoing and subject to the qualifications expressed below, I am of the opinion that:

     1. The execution and delivery by OEH of the Underwriting Agreement, (b) the performance by OEH of its obligations under the Underwriting Agreement, and its compliance with its obligations thereunder, (c) the consummation of the offering, sale and delivery by Sea Containers of the Shares and the Rights associated therewith, and (d) the consummation of the transactions contemplated by the Underwriting Agreement specifically referring to OEH, including the issuance and delivery by OEH of the Preferred Shares issuable upon the exercise of the Rights (assuming that the Preferred Shares were issued on the date of this opinion), each do not and will not, whether with or without the giving of notice, the passage of time, or both, conflict with or constitute a breach of or default under, result in a breach or violation by OEH of any of the terms or provisions of, or result in a change of control with respect to OEH or a default by OEH under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any property or assets of OEH or any of its subsidiaries under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument listed in Annex A hereto, or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court in the United Kingdom having jurisdiction over OEH or any of its subsidiaries or any of their assets, properties or operations.

     2. To the best of my knowledge, there are no legal or governmental proceedings pending or threatened in England to which OEH or any of its subsidiaries is a party or to which any of its or their property is subject, except as may otherwise be disclosed in the Prospectus and except for such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect.

In my capacity as the Secretary of OEH, I have participated in the preparation of the Registration Statement and the Prospectus. In the course of those preparations, I have participated in conferences with other officers and other representatives of OEH, representatives of the independent public accountants for OEH, counsel to OEH and representatives of the Underwriters, and I am familiar with the statistical data contained in the Registration Statement and the Prospectus. Although I have not independently verified the accuracy, completeness or fairness of that statistical data, I advise you that no facts have come to my attention that cause me to believe (i) that the Registration Statement, at the time it became effective, included any statistical data which constituted or contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, or (ii) that the Prospectus, at the time it was issued and on the date hereof, included or includes any statistical data which constituted or contained, or constitutes or contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they were made, not misleading. Nothing set forth in this paragraph

                                     A-3-2
is intended to express any view with respect to the financial statements of OEH, or any related notes or schedules.

This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion may not be used or relied upon by or published or communicated to any person or entity, other than you and your counsel, for any purpose whatsoever without my prior written consent in each instance; except, however, that this opinion may be shown to those persons entitled to examine your books and records by laws applicable to you.

Very truly yours,





                                     A-3-3

                                     ANNEX A

                  Indentures, Mortgages, Loan Agreements, Etc.

1.   Credit   Agreement,   dated  as  of  September   18,  2002,  by  and  among
     Orient-Express Hotels Ltd., Companhia Hoteis Palace, WestLB AG, New York Branch, and the lenders party thereto from time to time.

2. Loan Agreement, dated as of May 22, 2002, by and among Charleston Center LLC, as Borrower, Credit Lyonnais New York Branch and Aareal Bank AG, as Lenders, Credit Lyonnais New York Branch, as Co-Agent and Administrative Agent for Lenders, and Aareal Bank AG, as Co-Agent for Lenders.

3. Credit Agreement, dated as of August 20, 2003, by and among `21' Club, Inc., Mountbay Holdings Inc., Keswick Club L.P. as Borrowers, `21' Club Properties Inc., Inn at Perry Cabin Corporation, Keswick Corporation,
     Keswick Hall Inc., Keswick Utilities, Inc., Orient-Express Hotels Inc., Orient-Express Hotels Ltd., as Borrower's Parties and Oversea-Chinese Banking Corporation Limited, New York Agency, as Lender.

4. Loan Agreement, dated as of July 27, 2001, by and among Island Hotel (Madeira) Limited, Orient-Express Hotels Ltd., the Banks and Financial Institutions set forth in Schedule 1, and Oversea-Chinese Banking Corporation Limited, as Agent and Security Trustee.

5. Loan Agreement, dated as of May 1, 2003, by and between Windsor Court Hotel LLC and Oversea-Chinese Banking Corporation Limited, New York Agency.

6. Cash Advance Project Finance Facility Agreement, dated March 22, 2000, by and among Clyfire Pty Limited and Merjade Pty Ltd., as Borrowers, each Company specified as a Guarantor in Schedule 1, Westdeutsche Landesbank Girozentrale, ARBN, as Initial Bank, each Financial Institution specified as a Bank in Schedule 2, each Financial Institution specified as a Hedge Counterparty in Schedule 3, Westdeutschebank Landesbank Girozentrale, ARBN, as Facility Agent, and Westdeutsche Landesbank Girozentrale, ARBN, as Security Trustee.

7.   Loan   Agreement,   dated   April  9,  2003,   by  and  among   Commerzbank
     Aktiengesellschaft, Sucursal en Madrid, Orient-Express Madrid S.L. and Orient-Express Spanish Holdings.

8. Agreement for Euro 135 Million Term and Multi-Currency Revolving Credit Facility, dated July 1, 2003, by and between Orient-Express Hotels Ltd. and Barclays Bank PLC.

9. Services Agreement, dated as of August 1, 2000, by and among Sea Containers Ltd., Sea Containers Services Ltd. and Orient-Express Hotels Ltd., as amended by an Amendment of Services Agreement, dated as of January 1, 2001, by and among Sea Containers Ltd., Sea Containers Services Ltd. and Orient-Express Hotels Ltd.

10. Noncompete Agreement, dated August 1, 2000, by and between Sea Containers Ltd. and Orient-Express Hotels Ltd.

                                     A-3-4

11. Restructuring Agreement, dated as of July 21, 2000, by and among Sea Containers Ltd., Orient-Express Hotels Ltd., Orient-Express Hotels Inc., Orient-Express Properties Inc., Sea Containers UK Ltd., Sea Containers British Isles Ltd. and Orient-Express Hotels UK Ltd.

12.  Orient-Express Hotels Ltd. 2000 Stock Option Plan, dated June 5, 2000.

13.  Orient-Express Hotels Ltd. 2004 Stock Option Plan.

14. Contract, dated February 18, 1982, by and between James Blair Sherwood and Hotel Cipriani S.p.A.

15. Rights Agreement, dated as of June 1, 2000, by and between Orient-Express Hotels Ltd. and Fleet National Bank, as Rights Agent.

16. Tax Sharing Agreement, dated as of August 1, 2000, by and between Sea Containers Ltd. and Orient-Express Hotels Ltd.

17. Share Owning Subsidiaries Restructuring Agreement, dated as of July 21, 2000, by and among Sea Containers Ltd., Sea Containers Holdings Ltd., Sea Containers House Ltd., The Marine Containers Insurance Co. Ltd., Sea Containers Asia Ltd. and Orient-Express Hotels Ltd., as amended by an Amended and Restated Share Owning Subsidiaries Restructuring Agreement, dated as of June 6, 2001, by and among Sea Containers Ltd., Orient-Express Hotels Ltd., Orient-Express Holdings 1 Ltd., Orient-Express Holdings 2 Ltd., Orient-Express Holdings 3 Ltd., Orient-Express Holdings 4 Ltd., and Contender 2 Ltd.

18. Indemnity Agreement dated August 1, 2000, by and between Orient-Express Hotels Ltd. and Sea Containers Ltd.

19. Amended and Restated Right of First Refusal and Option Agreement Regarding Indirectly Held Hotel Cipriani Interests, dated February 8, 2005, by and among James B. Sherwood, Orient-Express Hotels Inc. and Sea Containers America Inc.

20. Amended and Restated Agreement Regarding Hotel Cipriani Interests, dated February 8, 2005, by and among James B. Sherwood, Orient-Express Hotels Inc., and Hotel Cipriani S.p.A.

21. Amendment Agreement dated March 11, 2005, relating to a Multicurrency Term Facility Agreement dated February 19, 2002 between Barclays Bank plc and Orient-Express Hotels Ltd. for the financing of Le Manior and La Residencia hotels.

22. Bank of Scotland Term Loan Agreement with Venice Simplon-Orient-Express Limited, dated September 21, 2005.

23. Standard Bank of South Africa Limited Loan Facility with Mount Nelson Hotel Limited, dated April 15, 2005, related to the refinancing of Mount Nelson and Westcliff hotels.


                                     A-3-5

24. Loan Facility Agreement between WestLB AG, Sydney Branch and Orient-Express Hotels Ltd. and certain of its affiliates, dated April, 2005, related to the refinancing of the Observatory and Lilianfels hotels in Australia.

                                     A-3-6

                                                                     Exhibit A-4


                 FORM OF OPINION OF CARTER LEDYARD & MILBURN LLP
                   TO BE DELIVERED PURSUANT TO PARAGRAPH 5(e)





                                                               November 23, 2005


Citigroup Global Markets Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Scotia Capital (USA) Inc.
as the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013



                   Re:  Orient-Express Hotels Ltd.
                        Public Offering of Class A Common Shares
                        ----------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Sea Containers Ltd., a Bermuda company ("Sea Containers"), in connection with the execution and delivery of the Underwriting Agreement dated November [ ], 2005 (the "Underwriting Agreement"), among Sea Containers, Orient-Express Hotels Ltd., a Bermuda company ("OEH"), and the several underwriters addressed above (the "Underwriters"). The Underwriting Agreement relates to the sale by Sea Containers of up to 9,903,300 shares (the "Shares") of the class A common shares, par value $.01 each, of OEH (the "Class A Shares"). The Shares include up to 1,291,735 Class A Shares to cover over-allotments. Unless otherwise defined herein, all capitalized terms herein are as defined in the Underwriting Agreement.

     This opinion is being delivered to you pursuant to paragraph 5(e) of the Underwriting Agreement in connection with the purchase by the Underwriters of 8,611,565 of the Shares pursuant to paragraph 2(a) of the Underwriting Agreement (the "Initial Shares"). As a basis for the opinions expressed herein, we have examined copies of the Registration Statement and the Prospectus, and originals, or copies certified or otherwise identified to our satisfaction, of

                                     A-4-1
such other agreements, and such certificates and statements of governmental officials, as we have deemed necessary. In such examination, we have assumed the genuineness of all signatures, and the authenticity of all documents submitted to us as originals, and the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of OEH.

     Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

     1. To the best of our knowledge, except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or threatened in the United States to which the Selling Shareholder is a party or to which any of its properties is subject, which might reasonably be expected to affect materially and adversely the consummation of the transactions contemplated in the Underwriting Agreement, or the performance by the Selling Shareholder of its obligations thereunder.

     2. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or New York state court or governmental authority or agency (other than those obtained under the 1933 Act and the 1933 Act Regulations, which have been obtained, or those which may be required under the securities or blue sky laws of New York, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery by the Selling Shareholder of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Initial Shares being sold by the Selling Shareholder.

     3. The execution and delivery by Selling Shareholder of the Underwriting Agreement, the performance by the Selling Shareholder of, or its compliance with its obligations under, the Underwriting Agreement, and the consummation of the transactions contemplated by the Underwriting Agreement, including the offering, sale and delivery by the Selling Shareholder of the Initial Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of this opinion) do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of or default under, result in a breach or violation by the Selling Shareholder of any of the terms or provisions of, or result in a default by the Selling Shareholder under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Initial Shares to be sold by the Selling Shareholder under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument listed in Annex A hereto, or (B) any United States federal or New York statute, rule or regulation, or any decree, judgment or order, known to us, of any United States federal or New York court or governmental agency or body specifically applicable to the Selling Shareholder or to any of its properties, except for such breaches, violations, defaults, liens, charges or encumbrances which might reasonably be expected not to affect materially and adversely the consummation of the transactions contemplated in the Underwriting Agreement, or the performance by the Selling Shareholder of its obligations thereunder.

                                     A-4-2

     4. Upon payment of the purchase price for the Shares to be sold by such Selling Shareholder pursuant to the Underwriting Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such other nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such other nominee) and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any "adverse claim", within the meaning of Section 8-105 of the UCC, to such Shares), (A) DTC shall be a "protected purchaser", within the meaning of Section 8-303 of the UCC, of such Shares and will acquire its interest in the Shares (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any adverse claim to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of the foregoing representations, we have assumed that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation", within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

     No opinion is expressed herein as to any laws other than the laws of the United States of America and the State of New York. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion may not be used or relied upon by or published or communicated to any person or entity other than the Underwriters and their counsel for any purpose whatsoever without our prior written consent in each instance.

                                            Very truly yours,



VMS/SVB

                                     A-4-3

                                                                     Exhibit A-5


                  FORM OF OPINION OF THE SELLING SHAREHOLDER'S
            BERMUDA COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(f)


                                                               November 23, 2005

Citigroup Global Markets Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Scotia Capital (USA) Inc.
as the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013


Dear Sirs

Sea Containers Ltd. (the "Selling Shareholder")

We have acted as legal counsel in Bermuda to the Selling Shareholder and this opinion as to Bermuda law is addressed to you with respect to the sale by the Selling Shareholder, of previously issued class A common shares, par value $0.01 each (the "Common Shares") of Orient-Express Hotels Ltd. (the "Company") owned by the Selling Shareholder to the Underwriters pursuant to the terms of the Underwriting Agreement. This opinion is delivered pursuant to section 5(f) of the Underwriting Agreement, in connection with the following documents:

(i)  the Registration Statement;

(ii) the Underwriting Agreement; and

(iii) the Prospectus.

All Common Shares sold by the Selling Shareholder to the Underwriters pursuant to the terms of the Underwriting Agreement are collectively referred to herein as (the "Shares").

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined in the Schedule to this opinion) (the "Documents"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Underwriting Agreement.


                                     A-5-1

Assumptions
-----------

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b) that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)  the genuineness of all signatures on the Documents;

(d)  the  authority,  capacity  and  power of each of the  persons  signing  the
     Documents   (other  than  the  Selling   Shareholder   in  respect  of  the
     Underwriting Agreement);

(e) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f) that the Underwriting Agreement constitutes the legal, valid and binding obligations of each of the parties thereto, other than the Selling Shareholder, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g) that the Underwriting Agreement has been validly authorised, executed and delivered by each of the parties thereto, other than the Selling Shareholder, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Selling Shareholder purportedly delivered the Underwriting Agreement has actually accepted delivery of such Underwriting Agreement;

(h) that the Underwriting Agreement will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with its terms, under the laws by which it is are expressed to be governed;

(i) that the Underwriting Agreement is in the proper legal form to be admissible in evidence and enforced in the courts, and in accordance with the laws, of the jurisdiction by which it is expressed to be governed;


                                     A-5-2

(j) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Underwriting Agreement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Underwriting Agreement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(k) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(l) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(m) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions passed by, the Board of Directors of the Selling Shareholder at a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and resolutions passed by the members of the Special Committee of the Board of Directors of the Selling Shareholder and that there is no matter affecting the authority of such Directors or Special Committee members to effect entry by the Selling Shareholder into the Underwriting Agreement, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(n) that the Underwriters have no express or constructive knowledge of any circumstance whereby any Director of the Selling Shareholder, when the Board of Directors and the members of the Special Committee of the Selling Shareholder passed the Resolutions, failed to discharge his fiduciary duty owed to Selling Shareholder and to act honestly and in good faith with a view to the best interests of Selling Shareholder;

(o) that the Selling Shareholder has entered into its obligations under the Underwriting Agreement in good faith for the purpose of carrying on its business and that, at the time it

                                      A-5-3
     did so, there were reasonable grounds for believing that the transactions contemplated by the Underwriting Agreement would benefit the Selling Shareholder;

(p)  that each  transaction  to be entered  into  pursuant  to the  Underwriting
     Agreement is entered into in good faith and for full value and will not have the effect of illegally preferring one creditor over another; and

(q) the Underwriters are not carrying on investment business in or from within Bermuda under the provisions of the Investment Business Act 2003(the "IBA") as amended from time to time, or if conducting such investment business, is exempted, excluded or has otherwise complied with the licensing requirements of the IBA.

Opinion
-------

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) The Selling Shareholder is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of Bermuda.

(2) The Underwriting Agreement has been duly authorised, executed and delivered by the Selling Shareholder and constitutes valid and binding obligations of the Selling Shareholder enforceable against it in accordance with its terms.

(3) The Shares to be purchased by the Underwriters from the Selling Shareholder have been duly authorised by the Company validly issued to the Selling Shareholder and are fully paid and non-assessable and the Selling Shareholder has duly authorised the sale of the Shares to the Underwriters and no holder of the Securities is or will be subject to personal liability with respect to the debts or obligations of the Selling Shareholder solely by reason of being such a holder.

(4) Based solely on the results of the Litigation Search there is not pending or threatened any action, suit, proceeding, inquiry or investigation in Bermuda, to which the Selling Shareholder is a party, or to which the property of Selling Shareholder is subject, before or brought by any court or governmental agency or body, in Bermuda, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by Selling Shareholder of its obligations thereunder.

                                     A-5-4

(5) Neither the execution and delivery by the Selling Shareholder of the Underwriting Agreement, the performance by the Selling Shareholder of, or its compliance with, its obligations under the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement or in the Registration Statement (including the sale and delivery by the Selling Shareholder of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Right (assuming such Preferred Shares were issued on the date of this opinion) or compliance by the Selling Shareholder with its obligations under the Underwriting Agreement will, (i) conflict with or result in a breach or a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us which the Selling Shareholder is a party or by which it is bound or to which any of the property or assets of the Selling Shareholder is subject (except for such conflicts, breaches or defaults that would not result in a Selling Shareholder Material Adverse Effect)
     (ii) result in the  violation of the Selling  Shareholder's  Constitutional
     Documents or (iii) result in the violation of any law or regulation of Bermuda.

(6) No consent, approval, authorisation or order of, or registration or qualification or filing of or with, any Bermuda governmental agency or Bermuda governmental body or, to the best of our knowledge, any Bermuda court is required for the performance by the Selling Shareholder of its obligations under the Underwriting Agreement, except the consent of the Bermuda Monetary Authority to the transfer by the Selling Shareholder of the Securities (which consent has been obtained).

(7) The choice of the laws of the state of New York as the proper law to govern the Underwriting Agreement is a valid and binding choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Underwriting Agreement in proceedings brought before them in relation to the Underwriting Agreement, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the state of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law. Although ultimate determination of the public policy issues would depend upon the circumstances prevailing at the time of the court application, we are not aware of any current public policy constraints to the recognition of New York law as the governing law of the Underwriting Agreement.

(8) The irrevocable and unconditional submission by the Selling Shareholder to the jurisdiction of any state or federal court in New York under the Underwriting Agreement is not contrary to Bermuda law and would be recognized by the courts of Bermuda as a

                                      A-5-5
     legal, valid and binding submission, provided that such submission is accepted by such courts and is legal, valid and binding under the laws of the Sate of New York.

(9) A final and conclusive judgment of a competent foreign court against the Selling Shareholder based on the Underwriting Agreement, and the transactions contemplated thereby (other than a court of jurisdiction to which the Judgment (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court's judgment are known, but, on general principles, one would expect such proceedings to be successful provided that:

     (a) the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

     (b) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against the assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority's policy is to give the consents necessary to enable recovery in the currency of the obligation.

(10) We have no reason to believe that as of the date of this opinion the enforcement of a foreign judgement relating to the indemnification and contribution provisions set forth in Sections 6 and 7 of the Underwriting Agreement would contravene Bermuda public policy or laws.

(11) There are no Bermuda capital, stamp or other issuance taxes or duties payable in Bermuda in connection with the transfer, sale and delivery of the Securities to the Underwriters, or the consummation of any of the other transactions contemplated in the Underwriting Agreement.

                                     A-5-6

Reservations
------------

We have the following reservations:

(a) The term "enforceable" as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters that are within the discretion of the courts of Bermuda in respect of any obligations of the Selling Shareholder as set out in the Underwriting Agreement. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of law (whether substantive or procedural) or any right or remedy.

(c) Enforcement of the obligations of the Selling Shareholder under the Underwriting Agreement may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

(d) Enforcement of the obligations of Selling Shareholder may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(f) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Underwriting Agreement by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies that are available in other jurisdictions.

                                     A-5-7

(h) Where a person is vested with discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(i) Any provision in the Underwriting Agreement that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(j) We express no opinion as to the validity or binding effect of any provision of the Underwriting Agreement that provides for the severance of illegal, invalid or unenforceable provisions.

(k) A Bermuda court may refuse to give effect to any provisions of the Underwriting Agreement in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(l) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

     i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

     ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

     iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

     iv) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

     v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been

                                      A-5-8
          entered in the register of charges in accordance with the provisions of the Companies Act 1981 (Bermuda)..

(m) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(n) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(o) In opinion paragraph (1) above, the term "good standing" means that the Selling Shareholder has received a Certificate of Compliance from the Registrar of Companies.

(p) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(q) In giving Opinion (5)(i) we rely exclusively on statements and representations made in the Officer's Certificate. We have made no independent verification of the matters referred to in the Officer's Certificate.

Disclosure
----------

This opinion is addressed to you in connection with the issue and sale of the Securities to the Underwriters pursuant to the terms of the Underwriting Agreement and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent.

This opinion is addressed to you solely for the benefit of the Underwriters and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and

                                      A-5-9
we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully



Appleby Spurling Hunter






                                     A-5-10

                                    SCHEDULE
                                    --------

1. Copy of a Registration Statement on Form S-3, Registration No. 333- 102576 filed with the Commission on 17 January 2003 and post-effective amendment no. 7 thereto, filed with the Commission on 11 October 2005 (the "Registration Statement").

2. Copy of the prospectus, issued by the Company [ ] 2005 (the "Prospectus") as amended and supplemented from time to time, issued in connection with the sale of the Securities by the Selling Shareholder.

3.   Copy of executed  Underwriting  Agreement dated [ ]2005 between the Selling
     Shareholder,   the  Company  and  the   Underwriters   (the   "Underwriting
     Agreement").

4. Copy of the permission dated 29 November 2002 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the proposed offer and sale of the Securities and subsequent free transferability of such shares.

5. Copies of the resolutions passed at a meeting of the Board of Directors of the Selling Shareholder held on [ ]2005 and resolutions passed by the Special Committee of the Board of Directors of the Selling Shareholder at a meeting held on [ ] 2005 (the "Resolutions").

6. The entries and filings shown in respect of the Selling Shareholder on the file of the Selling Shareholder maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on [ ] November 2005 (the "Company Search").

7. The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on [ ] November 2005 in respect of the Selling Shareholder (the "Litigation Search").

8. Certified copies of the Memorandum of Association and Bye-Laws of the Selling Shareholder as at the date hereof.

9. A Certificate of Compliance dated [ ] November 2005 issued by the Ministry of Finance in respect of each the Selling Shareholder.

                                     A-5-11

10. A Certificate of Incumbency in respect of the Selling Shareholder dated [ ] November 2005.

11. The Officer's Certificate (the "Certificate") dated [ ] November 2005 in relation to the Selling Shareholder signed by Edwin S. Hetherington, Secretary of the Selling Shareholder.


                                     A-5-12

                                    Exhibit B

              FORM OF LOCK-UP AGREEMENT PURSUANT TO PARAGRAPH 5(n)

                                                               November 17, 2005

Citigroup Global Markets Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Scotia Capital (USA) Inc.
as the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013


                           Public Offering of Class A
                   Common Shares of Orient-Express Hotels Ltd.
                   -------------------------------------------

Ladies and Gentlemen:

     The undersigned, a stockholder and an officer and director of Orient-Express Hotels Ltd., a Bermuda company (the "Company"), understands that Citigroup Global Markets Inc. ("Citigroup") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company and Sea Containers Ltd. providing for the public offering of the Company's class A common shares, par value $.01 each (the "Class A Shares"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting
Agreement that, during a period of 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Class A Shares or any of its class B common shares, par value $.01 each (the "Class B Shares"), or any securities convertible into or exchangeable or exercisable for shares of Class A or B Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, for the Class A or Class B Shares (collectively, the "Lock-Up Shares") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of shares of Class A Shares or B Shares or other securities, in cash or otherwise.

     Notwithstanding the foregoing, if:

     (1) during the last 17 days of the 60-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

     (2) prior to the expiration of the 60-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Citigroup waives, in writing, such extension.

     The undersigned hereby acknowledges and agrees that written notice of any extension of the 60-day lock-up period pursuant to the previous paragraph will be delivered by Citigroup to the Company (in accordance with Section 12 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 60-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 60-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.



                            [SIGNATURE PAGE FOLLOWS]

                                           Very truly yours,



                                           Signature:
                                                     ---------------------------

                                           Print Name:
                                                      --------------------------

                                Table of Contents

                             UNDERWRITING AGREEMENT

SECTION 1. Representations and Warranties......................................4
         (a)    Representations and Warranties by the Company..................4
                  (i)    Compliance with Registration Requirements.............4
                  (ii)   Incorporated Documents................................5
                  (iii)  Independent Accountants...............................5
                  (iv)   Financial Statements..................................5
                  (v)    No Material Adverse Change in Business................6
                  (vi)   Good Standing of the Company and its Subsidiaries.....6
                  (vii)  Authorization and Validity of Agreement...............6
                  (viii) Authorization of Rights Agreement.....................7
                  (ix)   Authorization and Description of Shares...............7
                  (x)    Capitalization........................................7
                  (xi)   New York Stock Exchange Listing.......................7
                  (xii)  Absence of Defaults and Conflicts.....................7
                  (xiii) Absence of Proceedings................................8
                  (xiv)  Documents.............................................9
                  (xv)   Possession of Intellectual Property...................9
                  (xvi)  Absence of Further Requirements.......................9
                  (xvii) Possession of Licenses and Permits...................10
                  (xviii)Title to Property....................................10
                  (xix)  Investment Company Act...............................10
                  (xx)   Environmental Laws...................................10
                  (xxi)  Registration Rights..................................11
                  (xxii) Disclosure Controls and Procedures; Internal Control over Financial Reporting.............................11
                  (xxiii)Compliance with Sarbanes-Oxley Act of 2002...........11
                  (xxiv) Absence of Manipulation. ............................11
                  (xxv)  Taxes. ..............................................11
         (b)    Officer's Certificate.........................................12
         (c)    Representations and Warranties by the Selling Shareholder.....12
                  (i)    Good Standing of the Selling Shareholder.............12
                  (ii)   Accurate Disclosure..................................12
                  (iii)  Authorization of Agreements..........................13
                  (iv)   Direct Holder of Shares; Title to Shares.............13
                  (v)    Delivery of Shares...................................13
                  (vi)   Absence of Manipulation..............................14
                  (vii)  Absence of Further Requirements......................14
                  (viii) No Association with NASD.............................15
         (d)    Officer's Certificates........................................15

SECTION 2. Sale and Delivery to Underwriters; Closing.........................15
         (a)    Initial Shares................................................15
         (b)    Option Shares.................................................15

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


         (c) Payment 16
         (d)    Denominations; Registration...................................16

SECTION 3. Covenants of the Company and the Selling Shareholder...............17

SECTION 4. Payment of Expenses................................................20
         (a)    Expenses of the Selling Shareholder...........................20
         (b)    Termination of Agreement......................................20
         (c)    Allocation of Expenses........................................21

SECTION 5. Conditions of Underwriters' Obligations............................21
         (a)      Effectiveness of Registration Statement.....................21
         (b)      Opinion of U.S. Counsel for the Company.....................21
         (c)      Opinion of Bermuda Counsel for the Company..................21
         (d)      Opinion of Edwin S. Hetherington............................21
         (e)      Opinion of U.S. Counsel for the Selling Shareholder.........22
         (f)      Opinion of Bermuda Counsel for the Selling Shareholder......22
         (g)      Opinion of Counsel for Underwriters.........................22
         (h)      Officer's Certificate of the Company........................22
         (i)      Officer's Certificate of the Selling Shareholder............22
         (j)      Accountants' Comfort Letter.................................23
         (k)      Bring-down Comfort Letter...................................23
         (l)      Approval of Listing.........................................23
         (m)      No Objection................................................23
         (n)      Lock-up Agreements..........................................23
         (o)      Release of Shares...........................................23
         (p)      Conditions to Purchase of Option Shares.....................24
         (q)      Additional Documents........................................24
         (r)      Termination of Agreement....................................25

SECTION 6. Indemnification....................................................25
         (a)    Indemnification of Underwriters...............................25
         (b)    Indemnification of Company, the Selling Shareholder and
                Others........................................................26
         (c)    Actions Against Parties; Notification.........................26
         (d)    Settlement without Consent if Failure to Reimburse............27
         (e)    Other Agreements with Respect to Indemnification..............27

SECTION 7. Contribution.......................................................27

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.....29

SECTION 9. Termination of Agreement...........................................29
         (a)    Termination; General..........................................29
         (b) Liabilities 29

SECTION 10. Default by One or More of the Underwriters........................30

SECTION 11. Default by the Selling Shareholder................................30

SECTION 12. Notices...........................................................31

SECTION 13. Parties...........................................................31

SECTION 14. GOVERNING LAW AND TIME............................................31

SECTION 15. Effect of Headings................................................31

SECTION 16. Submission to Jurisdiction........................................31

SECTION 17. No Fiduciary Duty.................................................32

SCHEDULES
    Schedule A - List of Underwriters....................................Sch A-1
    Schedule B - Selling Shareholder and Company Shares..................Sch B-1
    Schedule C - Pricing Information.....................................Sch C-1
    Schedule D - List of Persons and Entities Subject to Lock-up.........Sch D-1

EXHIBITS
    Exhibit A-1 - Form of Opinion of Carter Ledyard & Milburn LLP..........A-1-1
    Exhibit A-2 - Form of Opinion of Appleby Spurling Hunter...............A-2-1
    Exhibit A-3 - Form of Opinion of Edwin S. Hetherington.................A-3-1
    Exhibit A-1 - Form of Opinion of Carter Ledyard & Milburn LLP..........A-4-1
    Exhibit A-2 - Form of Opinion of Appleby Spurling Hunter...............A-5-1

    Exhibit B - Form of Lock-up Agreement....................................B-1